Exhibit 32.1

CERTIFICATION

In connection with the Annual Report on Form 10-K of DOVER SADDLERY, INC. (the “Company”) for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen L. Day	/s/ David R. Pearce

Stephen L. Day	David R. Pearce
President, Chief Executive Officer and Director	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

Date: March 31, 2014	Date: March 31, 2014